Exhibit 99.1

CONTACT: Susan A. Knudson Executive Vice President & CFO Histogen Inc. ir@histogen.com

Histogen Hires Alfred P. Spada Ph.D. as Executive Vice President and Chief Scientific Officer

Pipeline Focus on Pan-Caspase and Caspase Selective Inhibitors for Infectious and Inflammatory Diseases

SAN DIEGO, January 3, 2023 (GLOBE NEWSWIRE) -- Histogen Inc. (NASDAQ: HSTO), a clinical-stage therapeutics company focused on developing its pan-caspase and caspase selective inhibitors as treatments for infectious and inflammatory diseases and has a pipeline of restorative therapeutics for orthopedic indications, today announced the appointment of Alfred P. Spada Ph.D. as Executive Vice President and Chief Scientific Officer.

“We are very excited about Dr. Spada joining our management team. Dr. Spada is a world expert in both the biology of apoptosis and the chemistry of designing potent caspase inhibitors,” said Steven J. Mento Ph.D., Executive Chairman and Interim President and Chief Executive Officer. “He is an excellent fit for Histogen’s new direction which is focused on the development of our caspase inhibitors as innovative treatments for infectious and inflammatory diseases. His hiring is particularly timely as we move forward with our planning for the clinical trial of emricasan as a treatment for bacterial skin infections.”

Alfred P. Spada, Ph. D. is a seasoned veteran of pharmaceutical discovery and development with over 35 years of combined experience in large Pharma and Biotech. Dr. Spada most recently served as President and CEO of Aya Biosciences focused on the discovery and development of novel therapies for the treatment of severe neuropsychiatric disorders where he identified the company’s orally active clinical candidate and completed necessary IND-enabling studies to position the asset for clinical evaluation. Prior to joining Aya Biosciences, Dr. Spada was co-founder , EVP of R&D and CSO of Conatus Pharmaceuticals until its merger with Histogen in May 2020. At Conatus, Dr. Spada was responsible for the management of all preclinical and safety activities and assisted in the generation of IND packages and presentations to support the company’s clinical assets. Prior to Conatus, Dr. Spada was the VP of Preclinical and Pharmaceutical Development at Idun Pharmaceuticals until its acquisition by Pfizer in 2005 and prior to Idun, the Director of Chemistry in the United States for Rhone-Poulenc Rorer and Aventis Pharmaceuticals. Dr. Spada received his Ph.D. in organic chemistry from MIT and conducted post-doctoral studies at Yale. Dr. Spada holds a BS in chemistry from Worcester Polytechnic Institute.

“Histogen’s focus on developing potential first-in-class pan-caspase and caspase selective inhibitors focused on treatments for infectious and inflammatory diseases is perfectly aligned with my scientific and industry expertise,” said Dr. Spada. “I am excited to join the Histogen team at this pivotal time and look forward to working with them to advance the company’s caspase pipeline through clinical development.”

About Histogen

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class clinical and preclinical small molecule pan-caspase and caspase selective inhibitors focused on treatments for infectious and inflammatory diseases and has a pipeline of restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Under our small molecule pipeline, our product candidates include emricasan, CTS-2090 and CTS-2096. Currently, we are evaluating the use of emricasan for bacterial skin infections including those related to MRSA, as well as other infectious diseases. We also have preclinical product candidates, CTS-2090 and CTS-2096, novel, potent, orally bioavailable, and highly selective small molecule inhibitors of caspase-1 designed for the treatment of certain inflammatory diseases. In addition, within our biologics technology platform, our product candidates include HST-003, a potential treatment for joint cartilage repair, and HST-004, a potential treatment for spinal disc repair. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss our future operations and our ability to successfully initiate, enroll and complete clinical trials, obtain clinical trial data, and achieve regulatory milestones and related timing, including those related to the timing of providing clinical development guidance on the development of emricasan and any further evaluation of CTS-2090 and CTS-2096. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Histogen that could differ materially from those described in or implied by the statements in this press release, including: our ability to obtain funding for our operations, including funding necessary to complete further development and any commercialization of our product candidates; including its ability to carry out the development of emricasan and the potential for delays in the timing of regulatory approval and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; our expectations regarding the operation of our product candidates and related benefits; our beliefs regarding the success, cost and timing of our product candidate development and current and future clinical trials and studies; our beliefs regarding the potential markets for our product candidates; any impact of the COVID-19 pandemic, or responses to the pandemic, on our business, clinical trials or personnel; our beliefs regarding our industry; our ability to attract and retain key personnel; regulatory developments in the United States and foreign countries, with respect to our product candidates; the impact of any litigation proceedings on our business and market and other conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in our filings with the Securities and Exchange

Commission. Except as otherwise required by law, Histogen disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

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